Exhibit 23.3


                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 19, 1998, except for Note 12 as to which the date is March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Proffitt's, Inc. and Subsidiaries as of January 31, 1998 and February 1, 1997, and for each of the three years in the period ended January 31, 1998 which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ PricewaterhouseCoopers LLP

                                  PRICEWATERHOUSECOOPERS LLP


Birmingham, Alabama
November 2, 1998